FIRST AMENDMENT TO LEASE AGREEMENT
THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "First Amendment"), is made and entered into effective as of the 8th day of November, 2019, by and between WILLIAMS HEADQUARTERS BUILDING LLC, a Delaware corporation ("Landlord"), and BOKF, NA, a national banking association, d/b/a Bank of Oklahoma ("Tenant").
RECITALS
A.Landlord is the owner of the Bank of Oklahoma Tower located at One Williams Center, 101 East 2nd, Tulsa, Oklahoma 74103 (the "Building").

B.Landlord and Tenant are parties to a certain Lease Agreement dated as of July 1, 2019 (the "Lease"), pursuant to which Landlord leases to Tenant the Premises, as more particularly defined in the Lease.

C.Pursuant to that certain Podium Engineering Study, as more particularly described in the Lease, Landlord and Tenant have agreed to adjust the Net Base Rent Per Square Foot for Existing Premises, subject to the terms and conditions contained in the Lease and this First Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:
1.Definitions. Capitalized terms used but not defined herein (including in the Recitals hereto) shall have the meaning assigned them in the Lease. In addition, the following term contained in Article I of the Lease is hereby replaced in its entirety as follows:

1.19    Net Base Rent Per Square Foot for Existing Premises: The Net Base Rent Per Square Foot for Existing Premises is $10.16. Pursuant to the Lease and the Podium Engineering Study described therein, the Net Base Rent Per Square Foot for Existing Premises shall be $10.16 commencing on the Effective Date defined in the Lease. Any required retroactive adjustments or true-ups shall be made by Landlord as necessary, including, but not limited to, adjustments to invoices for the Net Base Rent for Existing Premises, and adjustments to invoices for the Additional and After-Hours Services pursuant to Section 8.2 to include the Above Standard Utilities for the Podium Floors.

2.Full Force and Effect. Except as set forth in this First Amendment, the terms, provisions and conditions set forth in the Lease shall remain unmodified and in full force and effect. In case of a conflict between the Lease and this First Amendment, the terms of this First Amendment shall control.

3.Multiple Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original copy of this First Amendment and all of which together shall be deemed to constitute one and the same agreement.

4.Entire Agreement. This First Amendment sets forth all covenants, agreements and understandings between Landlord and Tenant with respect to the subject matter hereof. There are no other covenants, conditions or understandings, either written or oral, between the parties hereto with respect to the subject matter hereof, except as set forth herein and in the Lease.
[Signatures on Following Page]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this First Amendment effective as of the date first above written.

"Landlord"

WILLIAMS HEADQUARTERS BUILDING LLC,
a Delaware limited liability company
By: /s/ Peter S. Burgess
Name: Peter S. Burgess
Title: V.P. Treasury & Insurance

"Tenant"

BOKF, NA,
a national banking association, d/b/a Bank of Oklahoma
By: /s/ Michael D. Nalley
Name: Michael D. Nalley, CCIM, CPM, RPA
Title: SVP, Director, Corporate Real Estate

First Amendment Signature Page
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